                        AGREEMENT TO DEVELOP OEM PRODUCTS

This Agreement ("Agreement") is made by and between Amiable Technologies, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania, doing business as ScanVec-Amiable, with offices at 2 International Plaza, Suite 625, Philadelphia, Pennsylvania 19113, USA (hereinafter referred to as "ATI") and MIMAKI ENGINEERING CO., LTD., a corporation having a place of business at 1333-3 Oaza Kazawa, Tohbu-machi Chiisagata-gun, Nagano 389-0514 Japan (hereinafter referred to as "OEM PARTNER").

                                    Recitals:

WHEREAS, ATI designs and manufactures signmaking graphics software and composes related documentation for the Macintosh, Power Macintosh and PC computers, and

WHEREAS, OEM PARTNER desires to obtain a license for certain rights possessed by ATI with respect to its signmaking graphics software and related documentation used with the Macintosh, Power Macintosh, and Windows platforms, as designated herein, and ATI desires to grant such license to OEM PARTNER, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.    DEFINITIONS

      When used in this Agreement, the following words and phrases shall have the meaning set forth below unless the context otherwise requires.

      1.1 "ATI STANDARD SOFTWARE" means any and all software developed by ATI and sold under the "PhotoPRINT" and "Flexi" name.

      1.2 "EFFECTIVE DATE" means the date this Agreement is formed, which shall occur upon execution thereof by OEM PARTNER and acceptance thereof by an authorized representative of ATI.

      1.3 "INTELLECTUAL PROPERTY RIGHTS" means all of ATI's rights, titles and interests in the Licensed Software and Licensed Documentation defined below, including, but nor limited to, such rights, titles and interests provided under any and all patent, copyright, or any other comparable laws of any country, governmental body, or jurisdiction.

      1.4 "LICENSED DOCUMENTATION" means all documentation, other than the Licensed Software, that is related to such Software as well as demonstration documentation, including, but not limited to, manuals and tutorials.


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      1.5   "LICENSED SOFTWARE" or "SOFTWARE" means the software programs identified on Appendix A, annexed hereto and made a part hereof, in object code form, supporting the Windows 95, Windows 98, Windows NT or Power Macintosh platforms, all Program Updates, Program Improvements, revisions thereto, and demonstrations thereof, supplied by ATI during the term of this Agreement. Each copy of a software program is solely accessible through the use of a hardware security key that is specifically programmed to work with that specific copy of the software program by unlocking passwords. Each hardware security key is assigned a serial number. The parties may, from time to time, add other software programs to Appendix A by written agreement, and the provisions of this Agreement shall then also apply to such other software programs.

      1.6 "OEM PARTNER'S OEM PRODUCTS" means, collectively, the Licensed Software and Licensed Documentation.

      1.7 "PROGRAM IMPROVEMENTS" means new versions of any Licensed Software on the Windows 95, Windows 98, Windows NT, or Power Macintosh platforms, introduced in ATI's sole judgment, which contains substantial new functionality or other changes and additions to the Licensed Software.

      1.8 "PROGRAM UPDATES" means any software program modifications with respect to Licensed Software implemented in ATI's sole judgment for purposes of improving a software program or introducing minor new functionality.

      1.9 "OEM PARTNER'S AUTHORIZED DEALER" means a company through which OEM PARTNER is reselling the OEM PARTNER'S OEM PRODUCTS defined below for resale to the ultimate end user.

      1.10 "OEM PARTNER'S OEM PRODUCTS" means, collectively, the Licensed Software and Licensed Documentation.

      1.11  "TERRITORY" means the entire world.

      1.12 "TRADEMARK" refers to the PhotoPRINT name, which is a registered Trademark of ATI.

      1.13  "USD" and "US$" mean United States Dollars.

      1.14 "START DATE" means the date the Licensed Software and Licensed Documentation has been approved by OEM PARTNER or the first customer shipment by OEM, whichever is earlier.

2.    LICENSE OF RIGHTS

      2.1 License. Subject to the terms and conditions of this Agreement, ATI will provide to OEM PARTNER a master copy of the Licensed Software and Licensed Documentation. ATI hereby grants to OEM PARTNER, and OEM PARTNER accepts, non-transferable, non-exclusive license to use the Licensed Software and Licensed Documentation. The license granted herein to OEM PARTNER shall permit OEM PARTNER, at its sole expense, to package, distribute and sub-license solely in the Territory each copy of the Licensed Software for which a hardware security key has been purchased and its related Licensed Documentation purchased by OEM PARTNER from ATI hereunder, under Trademark subject to a license agreement acceptable to ATI.

            Nothing in this Agreement is intended nor shall be construed to convey title of the Licensed Software or Licensed Documentation to OEM PARTNER or others, or to convey any right or interest whatsoever in the Licensed Software or Licensed Documentation, other than the license hereby created, and ATI


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            expressly reserves title and all rights pertaining thereto in and to the Licensed Software and Licensed Documentation.

      2.2 Acknowledgment of ATI Rights. OEM PARTNER hereby acknowledges that all Licensed Software delivered in any form hereunder, including, but not limited to, disks, CD-ROMs, security key programming and the like, and Licensed Documentation are proprietary products of ATI, protected by copyright and other applicable laws, and otherwise constitute trade secrets and proprietary information of ATI. OEM PARTNER agrees not to use Licensed Software and Licensed Documentation, except in accordance with and subject to the terms and conditions of this Agreement.

3.    PROTECTION OF ATI RIGHTS IN LICENSED SOFTWARE AND DOCUMENTATION.

      3.1 Prohibited Acts. Except as otherwise provided herein, or with the written consent of ATI, OEM PARTNER agrees not to, and will not permit others to:

            (a) copy, reproduce, alter, reverse engineer, translate, disassemble, or decompile the Licensed Software (including fonts, sign graphics, and clip art) in whole or in part, or

            (b)   copy, reproduce, alter or translate the Licensed
                  Documentation.

      3.2 Indemnification. OEM PARTNER agrees, at its sole expense, to indemnify, defend and hold ATI, its agents and employees, successors and assigns, harmless for, and forthwith reimburse ATI, its agents, successors and assigns employees, from any and all claims, losses, damages, expenses, including attorney's fees, or any other liability, sustained by any of them, that may result in whole or in part, arising from the use by OEM PARTNER or any other party, of any OEM PARTNER'S OEM PRODUCTS or any associated materials. OEM PARTNER agrees to protect ATI against any and all infringements of its Intellectual Property Rights by properly notifying ATI of those persons or entities who possess any OEM PARTNER'S OEM PRODUCTS, as well as all other parties, who are or might be considered to be in violation of ATI's Intellectual Property Rights.

      3.3 Trademark Usage. ATI hereby authorizes OEM PARTNER to use the Trademarks in the Territory on or in relation to the OEM PARTNER'S OEM PRODUCTS for the sole purposes of exercising its rights and performing its obligations under this Agreement, and for no other purposes without the prior written consent of ATI.

      3.4 OEM PARTNER Assurances. OEM PARTNER agrees and will take steps to assure that:

            (a) the ATI notice of copyright symbol (i.e., (C) Amiable Technologies, Inc. 1999 All Rights Reserved) appears in the following areas of each and every OEM PARTNER'S OEM PRODUCT: on the start-up screen, on the inside cover of the manual, on the exterior of the disk label, on the exterior packaging; and

            (b) each reference to and use of any of Trademark by OEM PARTNER is and will be in a manner from time to time approved by ATI and accompanied by an acknowledgment, in a form approved by ATI, that the same is a Trademark (or registered Trademark) of ATI as the case may be;


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            (c)   a notice is affixed to or accompanies OEM PARTNER'S OEM
                  PRODUCTS stating that the use of the software incorporated therein is licensed for use by the purchaser thereof only, but only to the extent that such use is reasonably necessary for the proper use of OEM PARTNER'S OEM PRODUCTS for the purposes for which they were designed and providing that such Software shall not be copied or altered.

      3.5 Protection of Intellectual Property Rights. OEM PARTNER shall notify existing and future resellers of OEM PARTNER'S OEM PRODUCTS that they are required, and OEM PARTNER and all such resellers shall take all steps as ATI may reasonably require, to assist OEM PARTNER in maintaining the validity enforceability of ATI's Intellectual Property Rights during and subsequent to the termination of this Agreement.

      3.6 Infringement Notice. OEM PARTNER shall promptly notify ATI of any actual, threatened or suspected infringement in the Territory of any Intellectual Property Rights of ATI which comes to OEM PARTNER's attention, whether from OEM PARTNER's resellers or otherwise. OEM PARTNER will also, at the request and expense of ATI, do all things as may be reasonably required to assist ATI in taking or resisting any legal proceedings during or subsequent to the termination of this Agreement.

4.    SALE OF OEM PARTNER'S OEM PRODUCTS

      4.1 Sale and Purchase. Appendix A sets forth OEM PARTNER'S OEM PRODUCTS subject to this Agreement on the date hereof and the prices therefor. During the term of this Agreement, ATI agrees to sell to OEM PARTNER, and OEM PARTNER agrees to buy from ATI, OEM PARTNER'S OEM PRODUCTS. All transactions shall be initiated by the submission of an individual purchase order by OEM PARTNER to ATI. Any term of a purchase order inconsistent with the terms and provisions of this Agreement shall be null and void and deleted from the purchase order containing such term.

      4.2 Initial Purchase Order. An initial purchase order of the OEM PARTNER'S OEM PRODUCTS, will be submitted to ATI for US$ [information redacted]## upon the signing of the Agreement. This initial purchase order may consist of any combination of OEM PARTNER'S OEM PRODUCTS.

      4.3 Subsequent Purchase Orders. OEM PARTNER shall place its individual purchase order which shall state, among other things, the description, quantity, price and shipment schedule of OEM PARTNER's OEM PRODUCTS to be sold by ATI thereunder. Within 5 business days after receiving the purchase order document, ATI will notify the OEM PARTNER of the acceptance of the order and the shipping schedule. Amiable Technologies, Inc. shall use its best efforts to comply with the OEM PARTNER's desired delivery schedule if possible. The OEM PARTNER can initiate purchase orders by telephone or FAX to facilitate the delivery schedule; however, such orders must be followed by the regular purchase order document immediately. Verbal orders without a follow up document can be deemed invalid; however, the OEM PARTNER can be held responsible for verbal orders at the option of ATI.

      4.4 Purchase Price. The purchase price for OEM PARTNER'S OEM PRODUCTS, as of the date of this Agreement, is set forth on Appendix A, annexed hereto, and incorporated by reference herein. OEM PARTNER will purchase all OEM PARTNER'S OEM PRODUCTS according to the purchase price shown in Appendix A. ATI may adjust the purchase price of any OEM PARTNER'S OEM PRODUCTS through mutual consultation of the parties. All payments payable by OEM PARTNER to ATI hereunder should be made by wire transfer to ATI at the following bank account in USD:
            ====================================================================

            ====================================================================
-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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      4.5   Purchase Prices Not Exclusive. All prices for OEM PARTNER'S OEM
            PRODUCTS are exclusive of any applicable value added, sales, use, privilege, excise, and similar taxes, customs and duties, or any other taxes or assessments, imposed on such sales or shipment. OEM PARTNER shall additionally be liable and shall pay any such amounts.

      4.6   Shipment and Packaging.

            (a) OEM PARTNER shall select the mode of shipment of the OEM PARTNER'S OEM PRODUCTS. The cost of shipment shall be borne by and billed to OEM PARTNER.

            (b) OEM PARTNER'S OEM PRODUCTS shall be packaged in accordance with ATI's then-current packaging specifications, for the mode of shipment selected by ATI. If OEM PARTNER desires or requires different or special packaging, OEM PARTNER shall advise ATI thereof, and shall assume all liability therefor, and shall pay ATI all costs associated therewith.

            (c) OEM PARTNER'S OEM PRODUCTS shall be delivered F.O.B. ATI's shipping point, and thereafter, OEM PARTNER shall assume all risk of loss therefor.

5.    TERM OF THE AGREEMENT

      5.1 Term. The term of this Agreement shall commence as of the Effective Date and unless sooner terminated by either party as provided herein, shall continue for a period of one (1) year from the Effective Date, and thereafter, for successive terms of one (1) year each, unless either party, at least sixty (60) days prior to the end of the initial or any successor term, gives written notice to the other party of its intention to terminate this Agreement at the conclusion of the term then in progress. Notwithstanding the termination of this Agreement and provided that the termination is not the result of breach of this Agreement by OEM PARTNER or by reason of those events set forth in Section 5.3 hereof, ATI agrees to sell OEM PARTNER'S OEM PRODUCTS to OEM PARTNER for the six (6) month period following the termination of this Agreement at ATI's price at the time of sale and upon such other terms and conditions as ATI may require.

      5.2 Prior Termination. This Agreement may be terminated at any time upon sixty (60) days' prior written notice by either party if the other party files a voluntary petition in bankruptcy or under any similar insolvency law, makes an assignment for the benefit of its creditors, becomes insolvent, or if any involuntary petition in bankruptcy or under any similar insolvency laws is filed against it, or if a receiver is appointed for, or a levy or attachment is made against substantially all of its assets, and such involuntary petition is not dismissed or such receiver or levy or attachment is not discharged within sixty (60) days after the filing or appointment thereof.

      5.3 Termination Upon Breach. This Agreement may also be terminated by ATI if OEM PARTNER fails to pay the amount of any purchase order when payment is due under this Agreement. This Agreement may also be terminated upon ten (10) days' written notice by OEM PARTNER or by ATI if the other party fails to comply with any other undertaking, covenant, term, or provision of this Agreement. ATI's and OEM PARTNER's right to terminate this Agreement under the preceding sentence of this paragraph may not be exercised unless the party seeking to terminate shall have given the other party notice of the failure and the other party shall have refused or failed to correct or cure its default within thirty (30) days following notice from the party seeking to terminate.


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      5.4   Effect of Termination. The termination of this Agreement shall not
            (i) affect any of OEM PARTNER's obligations hereunder with respect to indemnification and the protection of ATI's Intellectual Property Rights in OEM PARTNER'S OEM PRODUCTS, or (ii) affect the use of OEM PARTNER'S OEM PRODUCTS by any party who has acquired the right to use any OEM PARTNER'S OEM PRODUCTS, provided that such use is at all times subject to and in accordance with the terms and conditions of this Agreement. Furthermore, upon the termination of this Agreement, ATI shall have no further obligations under this Agreement excepting those that may be required under Section 5.1 hereof.

6.    AGREEMENTS OF ATI

      6.1 Telephone Technical Support. ATI agrees to provide telephone technical support, during normal business hours of ATI, to designated employees of OEM PARTNER. OEM PARTNER is solely responsible, at its cost, for providing technical support to its customers and end-users who acquire copies of OEM PARTNER'S OEM PRODUCTS.

      6.2 Obligation to Update OEM PARTNER'S OEM PRODUCTS. During the term of this Agreement, ATI agrees to provide annual Program Updates and Program Improvements to the Licensed Software listed in Appendix A. New feature development and functional enhancements are not covered under this Agreement, nor are updates to substitute products listed in Appendix A. ATI may elect, upon sixty (60) days written notice to OEM PARTNER, to discontinue the design and manufacture of Program Updates and Program Improvements for OEM PARTNER'S OEM PRODUCTS, in the event that:

            (a) OEM PARTNER shall become insolvent or fail to pay its obligations as they arise or upon any proceeding being commenced by or against OEM PARTNER under any laws providing relief to OEM PARTNER as a debtor, or

            (b) there is any actual, threatened or suspected infringement of any Intellectual Property Rights of ATI which comes to OEM PARTNER'S attention as mentioned in Section 3.6.

      6.3 "Bug" Fixes. ATI agrees to use its reasonable efforts to remedy any bugs in the Licensed Software in a timely fashion.

      6.4 Language Translation. Without the prior written consent of ATI, OEM PARTNER shall not translate the Licensed Software and Licensed Documentation from English into any other language.

      6.5 Rights of Any Third Party. ATI warrants that the use of the OEM PARTNER'S OEM PRODUCT, shall not infringe any patent or copyright covering the Licensed Software. Not withstanding 8.1 (b) and 8.2 to the contrary, ATI agrees, at its own expense, to (i) defend OEM PARTNER against or, at its option, settle any claim, suit or proceeding brought against OEM PARTNER on any patent or copyright infringement with respect to the OEM PARTNER'S OEM PRODUCT; and (ii) pay OEM PARTNER any reasonable costs, damages and reasonable attorneys' fees OEM PARTNER is found liable for (other than attorneys' fees incurred by OEM PARTNER) as the result of any lawsuit based on such a claim; provided that ATI (i) is notified immediately after OEM PARTNER receives notice of such claim; (ii) is solely in charge of the defense of any and settlement negotiations with respect to such claim; and (iii) has the right, upon either the occurrence of or the likelihood (in the opinion of ATI) of the occurrence of a finding of infringement, to (a) procure for OEM PARTNER the right to continue using the Licensed Software; or (b) replace the Licensed Software with other equivalent, non-infringing software. ATI assumes no responsibility for any product not supplied by it, or for any product supplied by it which has been changed, modified, adapted or refitted without the express authorization in writing from ATI.


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      6.6   Non-Disclosure. ATI agrees to prevent disclosure of Licensed
            Software's pre-release products, versions, updates, upgrades and features. Without OEM PARTNER's prior written consent, ATI further agrees not to reveal OEM PARTNER'S marketing strategies, pricing schedules, or other trade secrets which are not publicly known through no wrongful act of ATI.

      6.7 Training. ATI agrees to provide 2-days training at its facilities to OEM PARTNER on OEM PARTER'S OEM PRODUCTS. OEM PARTNER assumes all associated costs of training for its employees.

7.    AGREEMENTS OF OEM PARTNER

      7.1 Non-Disclosure. OEM PARTNER agrees to prevent disclosure of pre-release products, versions, updates, upgrades and features that it may be privileged to receive from ATI before the general public. Without ATI's prior written consent, OEM PARTNER further agrees not to reveal ATI's marketing strategies, pricing schedules, or other trade secrets which are not publicly known through no wrongful act of OEM PARTNER.

      7.2 Non-exclusive License. ATI hereby reserves all of its rights, title and interests to software and documentation which it owns or may own in the future which is similar to Licensed Software and Licensed Documentation, including but not limited to, the right to sell such software using the trademark PhotoPRINT or any other trademark.

      7.3 Reports. OEM PARTNER agrees to provide ATI with technical reports of problems or bugs discovered, if any, in the Licensed Software, and suggestions and feedback from customers.

      7.4 Responsibility for OEM PARTNER'S OEM PRODUCTS. OEM PARTNER shall have the exclusive control over the use and disposition of OEM PARTNER'S OEM PRODUCTS purchased under this Agreement. OEM PARTNER agrees to be responsible for the proper use, production, supervision, and ultimate disposition of OEM PARTNER'S OEM PRODUCTS in accordance with OEM PARTNER's own rules and regulations which shall not be in derogation of the terms and provisions of this Agreement.

      7.5 Indemnity. OEM PARTNER agrees, at its sole expense, to indemnify, defend, and hold ATI, its agents and employees, successors and assigns, harmless for, and forthwith reimburse ATI, its agents, employees, successors and assigns, for any loss, cost, damage or expense (including reasonable attorneys' fees) arising from the breach by OEM PARTNER of any of its obligations under or the terms and provisions of this Agreement.

      7.6 Modification of OEM PARTNER'S OEM PRODUCTS. OEM PARTNER shall not modify the Licensed Software, except upon the written consent of ATI. In the event that ATI provides written consent to OEM PARTNER, any modification shall merge and become a part of the Licensed Software subject to the terms and conditions of this Agreement.

      7.7 Return of Master Copies of licensed Software and licensed Documentation. Upon the termination of this Agreement, OEM PARTNER agrees to immediately return to ATI all master copies of Licensed Software and Licensed Documentation and all demonstration copies provided to OEM PARTNER with respect to OEM PARTNER'S OEM PRODUCTS.

8.    MISCELLANEOUS PROVISIONS


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      8.1   Limitation of Liability.

            (a) ATI shall not be liable for delays in delivery or failure to manufacture or deliver any OEM PARTNER'S OEM PRODUCTS or otherwise to perform any obligation due to OEM PARTNER under this Agreement resulting from any cause beyond ATI's reasonable control, including but not limited to, acts of God, acts of civil or military authority, labor disputes, fire, riots, civil commotion, sabotage, war, embargo, blockade, floods, earthquakes, epidemics, power surges, Governmental restrictions, or failure of a supplier to deliver said products.

            (b) Any provision of this Agreement to OEM PARTNER, any end-user of an OEM PARTNER'S OEM PRODUCTS or other third party, whether based to the contrary notwithstanding, in no event shall ATI's liability under or arising out of this Agreement, whether based upon breach of contract, warranty, negligence, gross negligence, strict liability, negligent misrepresentation or any other legal or equitable ground of action, include any special, indirect, incidental, consequential, exemplary or punitive damages of any kind whatsoever, or include claims for loss of use, loss of business, loss of data, or loss of profits, all of the foregoing of which are acknowledged by the parties as specifically excluded from its own liability, even if the party shall have been advised of the possibility of such potential loss or damage. The liability of ATI arising hereunder or out of the supplying of any OEM PARTNER'S OEM PRODUCTS or license of Software or their use, whether based upon warranty, contract, negligence, strict liability, negligent misrepresentation or otherwise, shall not in any case exceed the total amount paid by OEM PARTNER to ATI hereunder.

      8.2 Negation of Warranty. UNLESS OTHERWISE EXPLICITLY PROVIDED HEREIN, THE OEM PARTNER'S OEM PRODUCTS ARE PROVIDED ON AN "AS IS" BASIS, AND THERE ARE NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. OEM PARTNER SHALL BE SOLELY RESPONSIBILE FOR THE SELECTION, USE, EFFICIENCY AND SUITABILITY OF THE OEM PARTNER'S OEM PRODUCTS, AND ATI SHALL HAVE NO LIABILITY THEREFOR.

      8.3 Entire Agreement. This is the entire and exclusive Agreement of the parties with respect to the subject matter thereof. This Agreement supersedes all prior proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this Agreement. OEM PARTNER acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein, including statements or representations contained in general sales literature or made by sales personnel. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with the terms and conditions of any order or other instrument submitted by OEM PARTNER. This Agreement shall not be modified except by a subsequently dated written amendment or appendix signed on behalf of ATI and OEM PARTNER by respective duly authorized representatives.

      8.4 Notices. Any notices, demands or requests required or permitted to be made pursuant to, under or by virtue of this Agreement must be in writing and mailed, postage prepaid and by certified or registered mail, return receipt requested, or delivered by Federal Express or other reputable independent overnight delivery service providing written evidence of delivery, or by hand delivery by reputable independent courier providing written evidence of delivery, addressed as follows:

            To ATI:
            Amiable Technologies, Inc.


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            2 International Plaza, Suite 625
            Philadelphia, PA 19113 USA
            Attn: International Sales

            To OEM PARTNER:
            MIMAKI ENGINEERING CO., LTD.
            Attn: PRODUCT PLANNING DEPT.

            ----------------------------

            ----------------------------

            ----------------------------

            Such notices, demands or requests shall be deemed to have been given and delivered on the earlier of the date of actual receipt thereof, or (i) delivered by Federal Express or other reputable overnight delivery service, on the business day next succeeding the date on which the same was delivered by the sender to such courier, or (ii) if by United States certified or registered mail, three (3) business days after the date of mailing, or on the date of actual receipt, whichever is earlier. Either party may change the address to which such notices, demands or requests shall be mailed hereunder by written notice of such new address mailed to the other party hereto in accordance with the provisions of this paragraph. Notice given by legal counsel on behalf of any party shall be deemed to be given by such party.

      8.5 Headings. The subject headings of the paragraphs of this Agreement are included for convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

      8.6 Governing Law. The parties hereto agree that the rights and obligations under this Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The validity, interpretation, or performance of this Agreement and the transactions contemplated by this Agreement, shall be governed by the laws of the Commonwealth of Pennsylvania, USA, excluding the application of its conflicts of laws rules. Any dispute arising hereunder shall be referred to the courts of Pennsylvania, or at ATI's sole discretion, to the courts where OEM PARTNER's business is situated.

      8.7 Assignment. OEM PARTNER shall not assign or otherwise transfer its rights and obligations under this Agreement, whether by operation of law or otherwise, without the written consent of ATI. For purposes of this Agreement, the merger, consolidation, reorganization or sale, transfer or conveyance of substantially all of OEM PARTNER assets to a third party shall be considered a prohibited transfer hereunder.

      8.8 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      8.9 Consent to Breach Not Waiver. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether expressed or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.


Agreement to Develop OEM Products          9        /s/ B.G.  6/24/99   /s/ A.I.

      8.10 Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original instrument, and all such counterparts, together shall constitute but one instrument.

      8.11 Construction. Each and every provision of this Agreement has been mutually negotiated, prepared and drafted and, in connection with the construction of any provision hereof, no consideration shall be given to the issue of which party actually prepared, drafted, requested, or negotiated any provision of this Agreement or its deletion. All capitalized terms used herein and not otherwise defined herein shall have ascribed to them the meaning contained in this Agreement. For purposes of this Agreement, the neuter shall include the masculine and the feminine, the singular shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

      8.12 Relationship of Parties. Each party acknowledges and agrees that it is not the partner, joint venture, agent, legal representative, or employee of the other. Neither party is granted the right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other or to bind the other in any manner to anything whatsoever.

      8.13 Binding Effect. This Agreement shall be binding upon and work to the benefit of the parties and their respective representatives, agents, permitted successors and permitted assigns.


Agreement to Develop OEM Products         10        /s/ B.G.  6/24/99   /s/ A.I.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below and each party holds one of the two original copies:

Amiable Technologies, Inc.                      MIMAKI ENGINEERING CO., LTD.

Ben Givli                                       Akira Ikeda
------------------------------                  -----------------------------
       (Printed Name)                                  (Printed Name)

C.O.B. & CEO                                    President
------------------------------                  -----------------------------
          (Title)                                         (Title)


/s/ Ben Givli                                   /s/ Akira Ikeda
------------------------------                  -----------------------------
        (Signature)                                     (Signature)

26.7.99                                         1999.7.10
------------------------------                  -----------------------------
       (Date Signed)                                   (Date Signed)


Agreement to Develop OEM Products         11        /s/ B.G.  6/24/99   ________

                                   Appendix A

                           OEM PARTNER'S OEM PRODUCTS

The Licensed Software and Licensed Documentation shall be delivered on Gold CD consisting of the following:

Personal Edition for Mimaki JV2

SOFTWARE for Windows 95, Windows98, Windows NT and Power Macintosh

      A stand-alone printer driver with the following preliminary specifications:

            1.    Ability to drive the JV2-130,JV2-90, TX-1600S printer;
            2.    Printing directly from supported third-party applications;
            3.    Support of four-color and six-color (LcLm, OrGr) printing;
            4. Support of Windows 95, Windows 98, Windows NT and Macintosh platforms;

DOCUMENTATION

      User manual and on-line help consisting of the Installation and User Manual in PDF format

LOCALIZATION

      Software and Documentation shall be provided in the following languages:
English and Japanese.


Agreement to Develop OEM Products         12        /s/ B.G.  6/24/99   /s/ A.I.

                                   Appendix B

1.    OEM PRODUCTS PRICING

      Personal Edition for Mimaki JV2 Japanese      [Information redacted]##
      Personal Edition for Mimaki JV2 English       [Information redacted]##

2.    NRE FEE

      A prepaid NRE of [information redacted]## shall be due upon signing of contract.

3.    DOCUMENT TRANSLATION FEES

      Documentation translation fees of [information redacted]## per non-English language and per platform will be due after the delivery of final version of Personal Edition for Mimaki JV2. Payment terms will be Net 30.

4.    INITIAL ORDER

      An initial purchase order of [information redacted]## shall be submitted upon signing of contract.

5.    MINIMUM AMOUNT PER ORDER

      Any subsequent order should be great or equal to [information redacted]##. OEM PARTNER may choose the combination of software (platform and language).

6.    ANNUAL VOLUME COMMITMENT

      OEM PARTNER agrees to purchase a minimum quantity of [information redacted]## units during the first year.


-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


Agreement to Develop OEM Products         13                  6/24/99   /s/ A.I.

                                   Addendum 1

The definitions, terms and conditions of the original Agreement signed by OEM PARTNER on 7/10/99, remain in effect unless otherwise superseded by the following terms and conditions in this Addendum. This includes, but is not limited to, Sections 3.1, 4.4, 5.1, 5.2, 5.3, 5.4, 8.1, 8.2, 8.6, and Appendix
B.

1.    UPDATE OF OEM PARTNER'S OEM SOFTWARE

      This Addendum will incorporate the update of OEM PARTNER'S OEM SOFTWARE with the following additional features:

      a)    Ability to drive Mimaki JV2-130, JV2-160 and JV2-180

      b)    Support of Density Curve Adjustment feature

2.    NON-RECURRING ENGINEERING (NRE) FEES

      A prepaid NRE of [information redacted]## for OEM PARTNER'S OEM PRODUCT shall be due and invoiced upon signing of this Addendum. Payment terms shall be till the end of October 2000. Development of the OEM PARTNER'S OEM PRODUCT shall commence as of the signing of this Addendum.

3.    DOCUMENT TRANSLATION FEES

      The NRE above includes the English and Japanese localizations. Additional languages can be provided for [information redacted]## per language. OEM PARTNER shall notify ATI till the end of October 2000 if additional language is necessary. Payment terms will be Net 30.

4.    OEM PRODUCTS PRICING

      PS3LINK 2.0 Japanese Windows or Macintosh    [information redacted]##
      PS3LINK 2.0 English Windows or Macintosh     [information redacted]##

      The pricing for the Japanese version includes the cost of 2 Morisawa fonts that are required to bundle in Japan. The pricing above does not include the cost of Hardware Security Key which must be purchased separately at the cost of [information redacted]## /unit.

5.    VOLUME COMMITMENT

      OEM PARTNER agrees to purchase a minimum quantity of [information redacted]## units of any version of OEM PRODUCTS, from the Effective date of original Agreement until 1 year after the Effective date of this Addendum.

6.    TERM

      The term of this Addendum shall commence as of the Effective Date of this Addendum and shall continue until termination of the original Agreement and all its terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below and each party holds one original copy.

   Amiable Technologies, Inc.                      MIMAKI ENGINEERING CO., LTD.

      Dr. Ramon Harel                                   Akira Ikeda
  ----------------------------                    ---------------------------
        (Printed Name)                                  (Printed Name)

      President & CEO                                    President
  ----------------------------                    ---------------------------
           (Title)                                         (Title)

By: /s/ Ramon Harel                           By:    /s/ Akira Ikeda
    --------------------------                    ---------------------------
        (Signature)                                     (Signature)

        10 - 19 - 2000                                  2000, 10, 12
  ----------------------------                    ---------------------------
       (Date Signed)                                   (Date Signed)

-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Agreement to Develop OEM Products         15                 10/3/00  /s/ A.I.